EXHIBIT 99.3


                                      PROXY

                         SPECIAL MEETING OF SHAREHOLDERS
                                OF KERSEY BANCORP

                                __________ , 1998


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned hereby appoints _________ , and _________ as proxy, and either of them, and each with full power of substitution, of the undersigned to vote as designated below on behalf of the undersigned as a holder of the Common Stock of Kersey Bancorp ("Company Common Stock") all shares of Company Common Stock that the undersigned held of record on _________ , 1998, which the undersigned is entitled to vote, at the special meeting of shareholders of Kersey Bancorp, Inc. (the "Company") to be held on _________ , 1998, or at any postponement or adjournment thereof. The purpose of the special meeting is to consider and act on the proposal to approve the Agreement and Plan of Reorganization dated May 8, 1998, among the Company, its wholly-owned subsidiary Independent Bank (the "Bank"), Zions Bancorporation ("Zions"), Val Cor Bancorporation, Inc. ("Val Cor"), a wholly-owned subsidiary of Zions, and Vectra Bank Colorado, National Association (successor-in-interest to Bank Colorado, National Association) ("Vectra Bank"), Val Cor's wholly-owned subsidiary, an Agreement of Merger between the Company and Val Cor and an Agreement of Merger between Vectra Bank and the Bank (collectively, the "Plan of Reorganization"), whereby the Company will merge into Val Cor, with Val Cor being the surviving corporation, and the Bank will merge into Vectra Bank, with Vectra Bank being the surviving national banking association (the aforementioned mergers being referred to collectively as the "Reorganization"). Pursuant to the Plan of Reorganization, Company shareholders will receive, in exchange for each share of Company Common Stock, that number of shares of Zions Common Stock calculated by dividing the Purchase Price (as defined) by the Average Closing Price (as defined), and by further dividing the number so reached by the number of shares of Company Common Stock issued and outstanding as of the Effective Date of the Reorganization. The terms and conditions of the Plan of Reorganization are set forth in the accompanying Proxy Statement/Prospectus.

The Directors recommend a vote FOR Proposal 1.

         1.       Approval of the Plan of Reorganization.

                  [  ] FOR              [  ] AGAINST           [  ] ABSTAIN

         2. The Proxyholder, in his discretion, is authorized to vote on such other business as may properly come before the meeting.

         When properly completed, this proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the approval of the Plan of Reorganization.

                                    (Each person whose name is on the Company
                                    Common Stock certificate should sign below in the same manner in which such person's name appears. If signing as a fiduciary, give title.)


                                                 _______________________________
                                                 Signature


                                                 _______________________________
                                                 Printed Name


                                                 Dated:_________________________
                                                          Please date, sign, and
                                                          return promptly